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EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-31978, 333-34360, 333-86098 and 333-89666), S-8 (Nos. 333-69116, 333-52512, 333-34358, 333-95673, 333-92173, 333-58183, 333-77321, 333-66151, 033-02889, 333-00779, 033-43591, 333-14241 and 333-12095) and S-1 (No. 333-24557) of Adaptec, Inc. of our report dated April 25, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
January 14, 2003

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS